EXHIBIT 99.1

MercadoLibre, Inc. Reports First Quarter 2016 Financial Results

38.3 million Sold Items, up 39%, 27.5 million Total Payment Transactions, up 86%

Net Revenues of $157.6 million, growing 6% in USD, 75% in local currencies

Net Income of $30.2 million, resulting in a $0.68 EPS.

BUENOS AIRES, Argentina, May 05, 2016 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results three month period ended March 31, 2016.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “The year has gotten off to a great start already coming off one of our strongest years ever. We are very satisfied to see our business outperform market growth rates, while continuing to improve the quality and quantity of value added services we offer in Latin America. We believe that this quarter’s results are clear indicators that Mercado Libre is driving value to its users, while also scaling the business for the long term.”

First Quarter 2016 Operational Highlights

  Items sold in the first quarter of 2016 were 38.3 million, accelerating to 39.4 % year-over-year. This increase was primarily driven by Brazil’s operation, which posted strong growth of 45.6% year-over- year.  Gross Merchandise Volume was $1,781.1 million, an 8.0% growth in USD. Excluding Venezuela, Gross Merchandise Volume grew 58.1% on an FX neutral basis.
  Total payment transactions through Mercado Pago were 27.5 million, accelerating to 85.5% year over year. Total payment volume was $1,376.1 million, a year-over-year growth of 32.7% in USD and 108.1% in local currencies.

  Kicking off the year on firm ground with strong performance of strategic initiatives

  Mercado Pago’s Merchant services revenues grew 128% year-over-year in local currencies, the fourth consecutive quarter of triple digit growth, driven by enhancements in user experience and functionalities, as well as execution of key initiatives — such as open platform integrations and cross border payments—, and commercial efforts.
  Total items shipped through Mercado Envios, grew 114% year-over-year to 17.2 million units, with most of the volume coming from Brazil, where 70% of sold items use the shipping solution.
  Mercado Envios was launched in Chile at the end of the quarter through local carrier Chilexpress, completing the enhanced marketplace offering in the country.
  Advertising revenues grew 136% in local currencies, as the Product ad format continues to gain traction and share of advertising revenues over traditional display formats.

First Quarter 2016 Financial Highlights

  Net revenues for the first quarter were $157.6 million, a year-over-year growth of 6.4% and 75.0% in local currencies. Excluding Venezuela, Net revenues grew 8.5% in USD and 56.9% in local currencies. In Brazil, local currency revenue growth was 54.0%. Marketplace revenues, driven by growth of units sold, grew 75.4% in local currencies and decreased 0.7% in USD, while non-marketplace revenues grew 74.4% in local currencies and 19.1% in USD, explained mainly by the growth of Mercado Pago -financing and off-platform-, Classifieds, Shipping and Advertising.
  Gross profit for the first quarter of 2016 was $102.2 million. Gross profit margin was 64.8%, compared to 69.8% in the first quarter of 2015. On an FX Neutral basis, Gross profit margin would have been 67.4%. Most of the margin compression is explained by investments in customer service and the incremental impact of payment processing fees and sales taxes as Mercado Pago and Mercado Envíos processed volume grows.
  Total operating expenses ascended to $71.7 million, down 7.9% from last year’s first quarter on an as reported basis. Excluding one-time effects of the adoption of SIMADI exchange rate in Venezuela in 2015, Operating Expenses grew 16.4%. As a percentage of revenues, OPEX was 45.5%, down from 41.6% in last year’s first quarter*. Margin change was explained by 228 basis points of Product development expenses, 305 bps of Sales and marketing expenses and offset by 141 basis points of General and Administrative expenses. Increases in compensation costs, due to merit and inflation annual adjustments, as well as sustained investments in customer acquisition and retention drive most of the margin contraction.
  Income from operations was, as a result, $30.5 million, up 19.1% year-over-year, on an as reported basis, a 27.2% decrease year-over-year excluding the one-time adjustments last year*. As a percentage of revenues, Income from Operations was 19.3%, down from 28.2% in the same period of 2015*. On an FX Neutral basis, operating margin would have been 24.4%.
  Interest income grew 68.3% year-over-year to $7.3 million, explained by an increase in interest rates that improved yields on locally invested cash positions.
  Forex saw a $5.1 million gain, mainly as a consequence of the appreciation of USD denominated intercompany credits payable to the Argentine subsidiary —where the peso experienced a strong devaluation in the first quarter of the year. These gains were offset by $5.7 million of financial expenses related mostly to the Convertible Bond issued in 2014.
  Income tax expense was $7.0 million during the quarter. Blended tax rate for the three month period was 18.7%, compared to 34.8% in the same period last year*. These tax savings are explained by the benefits received by the Software Development Law in Argentina.
  Net income was $30.2 million, up from $1.7 million in the first quarter of 2015. Earnings per share for the first quarter were $0.68.
  Free cash flow, defined as cash from operating activities less payment for the acquisition of property, equipment, intangible assets, advances for property and equipment net of financial liabilities and payment for acquired businesses net of cash acquired, was negative $29.1 million, primarily explained by working capital variations of the Mercado Pago business during the quarter.**

(*) Excluding nonrecurring items booked in the first quarter of 2015, following the adoption of SIMADI exchange rate in Venezuela
(**) See note on “Non-GAAP Financial Measures”

First Quarter 2016 Corporate Highlights

  During the first quarter of 2016, the Company closed the acquisition of software development company Monits and the intellectual property of Mango.  The aforementioned transactions resulted in onboarding 50 software engineers to Mercado Libre's existing talent pool, to deepen the Company’s technology development capabilities in the areas of mobile and payments.
  The company declared a quarterly dividend of $0.15 per share, payable on July 15, 2016 to shareholders of record as of the close of business on June 30, 2016.

The following table summarizes certain key performance metrics for the three months ended March 31, 2016 and 2015.

	Three months ended March 31, (in MM)
	2016	2015	%YoY	%YoY Local Currency
Total confirmed registered users at the end of period	151.5	126.7	19.6%	-
New confirmed registered users during the period	6.9	5.7	20.5%	-
Gross merchandise volume	$1,781.1	$1,649.1	8.0%	101.7%
Items sold	38.3	27.5	39.4%	-
Total payment volume	$1,376.1	$1,037.3	32.7%	108.1%
Total payment transactions	27.5	14.8	85.5%	-

Table of Year-on-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates
Consolidated Net Revenues
	Q1'15	Q2'15	Q3'15	Q4'15	Q1'16
Brazil	58%	58%	47%	42%	54%
Argentina	94%	90%	83%	79%	71%
Mexico	32%	26%	26%	29%	42%
Venezuela	284%	284%	281%	272%	249%
Others	33%	12%	3%	14%	19%
Total	100%	88%	68%	69%	75%

Conference Call and Webcast

The Company will host a conference call and audio webcast on May 5, 2016 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing +(970) 315-0420 or +(877) 303-7209 (Conference ID 99068053) and requesting inclusion in the call for Mercado Libre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Blended tax rate – Defined as income and asset tax expense as a percentage of income before income and assets tax.

Excluding Venezuela – Given the current currency distortions and hyperinflation present in Venezuela, the Company’s growth data disclosed above excludes the impact of the results of operations from its Venezuelan subsidiaries. The disclosure of this data enables investors to evaluate the company’s operating performance from period to period without the distortions caused by Venezuela’s hyperinflation and foreign exchange policies.

Free Cash Flow – Defined as cash flows from operating activities less payment and advances for the acquisition of property, equipment, intangible assets net of financial liabilities and payment for acquired business net of cash acquired.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2015 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Items sold – Measure of the number of items sold/purchased through the Mercado Libre Marketplace.

Local Currency Growth Rates – Refer to FX Neutral definition

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the Mercado Libre platform (including Mercado Pago) and confirmed their registration. Since July’12, registration and confirmation take place in the same step of the registration flow.

Operating margin – Defined as income from operations as a percentage of net revenues.

Total confirmed registered users – Measure of the cumulative number of users who have registered on the Mercado Libre platform (including Mercado Pago) and confirmed their registration. Since July ’12, registration and confirmation take place in the same step of the registration flow.

Total payment transactions – Measure of the number of all transactions completed using Mercado Pago.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago.

About Mercado Libre

Founded in 1999, Mercado Libre is Latin America's leading e-commerce technology company. Through its primary platforms, Mercado Libre.com and Mercado Pago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

Mercado Libre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks.  The Company is listed on NASDAQ (Nasdaq:MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The Mercado Libre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Consolidated balance sheets

	March 31,	December 31,
	2016	2015
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$144,885	$166,881
Short-term investments	195,569	202,112
Accounts receivable, net	47,118	28,428
Credit cards receivables, net	193,666	131,946
Prepaid expenses	7,319	6,007
Inventory	420	222
Other assets	16,072	9,577
Total current assets	605,049	545,173
Non-current assets:
Long-term investments	187,889	187,621
Property and equipment, net	89,932	81,633
Goodwill	91,379	86,545
Intangible assets, net	29,056	28,991
Deferred tax assets	32,631	29,688
Other assets	47,533	43,955
Total non-current assets	478,420	458,433
Total assets	$1,083,469	$1,003,606
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$77,180	$62,038
Funds payable to customers	230,000	203,247
Salaries and social security payable	36,021	32,918
Taxes payable	25,139	10,092
Loans payable and other financial liabilities	3,277	1,965
Other liabilities	8,087	7,667
Dividends payable	6,624	4,548
Total current liabilities	386,328	322,475
Non-current liabilities:
Salaries and social security payable	7,018	10,422
Loans payable and other financial liabilities	295,683	294,342
Deferred tax liabilities	28,320	27,049
Other liabilities	13,054	9,860
Total non-current liabilities	344,075	341,673
Total liabilities	$730,403	$664,148

Equity:

Common stock, $0.001 par value, 110,000,000 shares authorized,
44,157,341 and 44,156,854 shares issued and outstanding at March 31,
2016 and December 31, 2015, respectively	$44	$44
Additional paid-in capital	137,979	137,923
Retained earnings	464,393	440,770
Accumulated other comprehensive loss	(249,350)	(239,279)
Total Equity	353,066	339,458
Total Liabilities and Equity	$1,083,469	$1,003,606

Consolidated statements of income

	Three Months Ended March 31,
	2016	2015
	(In thousands)

Net revenues	$157,630	$148,103
Cost of net revenues	(55,448)	(44,708)
Gross profit	102,182	103,395

Operating expenses:
Product and technology development	(21,941)	(17,245)
Sales and marketing	(32,683)	(26,202)
General and administrative	(17,069)	(18,134)
Impairment of Long-Lived Assets	—	(16,226)
Total operating expenses	(71,693)	(77,807)
Income from operations	30,489	25,588

Other income (expenses):
Interest income and other financial gains	7,251	4,308
Interest expense and other financial losses	(5,684)	(4,950)
Foreign currency gains (losses)	5,147	(8,570)
Net income before income / asset tax expense	37,203	16,376

Income / asset tax expense	(6,956)	(14,655)
Net income	$30,247	$1,721

	Three Months Ended March 31,
	2016	2015
Basic EPS
Basic net income
Shareholders per common share	$0.68	$0.04
Weighted average of outstanding common shares	44,156,961	44,154,796
Diluted EPS
Diluted net income
Shareholders per common share	$0.68	$0.04
Weighted average of outstanding common shares	44,156,961	44,154,796

Cash Dividends declared	0.150	0.103

Consolidated statements of cash flows

	Three Months Ended March 31,
	2016	2015
	(In thousands)
Cash flows from operations:
Net income	$30,247	$1,721
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized Devaluation Loss, net	—	10,862
Impairment of Long-Lived Assets	—	16,226
Depreciation and amortization	6,252	5,081
Accrued interest	(3,877)	(2,780)
Convertible bonds accrued interest, amortization of debt discount and Amortization of debt issuance costs	4,431	3,984
LTRP accrued compensation	3,190	3,327
Deferred income taxes	(1,896)	6,118
Changes in assets and liabilities:
Accounts receivable	(22,920)	(27,923)
Credit Card Receivables	(62,544)	(54,763)
Prepaid expenses	(1,387)	(3,451)
Inventory	(158)	—
Other assets	(6,738)	(2,306)
Accounts payable and accrued expenses	14,376	30,395
Funds payable to customers	23,684	48,683
Other liabilities	1,152	181
Interest received from investments	4,386	2,824
Net cash (used in) provided by operating activities	(11,802)	38,179
Cash flows from investing activities:
Purchase of investments	(641,259)	(420,070)
Proceeds from sale and maturity of investments	659,309	431,636
Payment for acquired businesses, net of cash acquired	(1,838)	—
Purchases of intangible assets	(11)	(942)
Advance for property and equipment	(872)	—
Purchases of property and equipment	(14,552)	(7,315)
Net cash provided by investing activities	777	3,309
Cash flows from financing activities:
Payments on loans payable and other financial liabilities	(661)	(139)
Dividends paid	(4,548)	(7,330)
Net cash used in financing activities	(5,209)	(7,469)
Effect of exchange rate changes on cash and cash equivalents	(5,762)	(37,395)
Net decrease in cash and cash equivalents	(21,996)	(3,376)
Cash and cash equivalents, beginning of the period	$166,881	223,144
Cash and cash equivalents, end of the period	$144,885	$219,768

Financial results of reporting segments

	Three Months Period March 31, 2016
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$77,535	$48,201	$11,116	$12,105	$8,673	$157,630
Direct costs	(50,287)	(27,757)	(9,438)	(5,134)	(6,201)	(98,817)
Direct contribution	27,248	20,444	1,678	6,971	2,472	58,813

Operating expenses and indirect costs of net revenues						(28,324)
Income from operations						30,489

Other income (expenses):
Interest income and other financial gains						7,251
Interest expense and other financial losses						(5,684)
Foreign currency gain						5,147
Net income before income / asset tax expense						$37,203

	Three Months Period March 31, 2015
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$68,498	$47,431	$9,437	$13,955	$8,782	$148,103
Direct costs	(39,681)	(24,785)	(5,969)	(4,204)	(5,172)	(79,811)
Impairment of Long-lived Assets	-	-	-	(16,226)	-	(16,226)
Direct contribution	28,817	22,646	3,468	(6,475)	3,610	52,066

Operating expenses and indirect costs of net revenues						(26,478)
Income from operations						25,588

Other income (expenses):
Interest income and other financial gains						4,308
Interest expense and other financial losses						(4,950)
Foreign currency gain						(8,570)
Net income before income / asset tax expense						$16,376

Non-GAAP Financial Measures

To supplement the condensed consolidated financial statements presented in accordance with U.S. GAAP, the Company uses free cash flows, foreign exchange neutral measures, adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share as non-GAAP measures. These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with U.S. GAAP. These non-GAAP financial measures should only be used to evaluate the Company’s results of operations in conjunction with the most comparable U.S. GAAP financial measures.

Free cash flow provides useful information to both management and investors by excluding payments for the acquisition of property, equipment, of intangible assets net of financial liabilities and of businesses net of cash acquired that may not be indicative of the Company’s core operating results. In addition, free cash flows are reported to investors because the Company believes that the inclusion of this measure provides consistency in the financial reporting. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the Company’s operations after the purchases of property, and equipment, of intangible assets and of acquired businesses net of cash acquired. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period.

The following table shows a reconciliation of Operating Cash Flows to Free Cash Flows:

	Three-month Periods Ended
	March 31,
(In millions)	2016	2015

Net Cash (used in) provided by Operating Activities	$(11.8)	$38.2
Payment for acquired business, net of cash acquired	(1.8)	-
Advance for property and equipment	(0.9)	-
Purchase of intangible assets	-	(0.9)
Purchase of property and equipment	(14.6)	(7.3)
Free cash flow	(29.1)	29.9

(*) The table above may not total due to rounding.

The Company believes that FX neutral measures compared with the most directly GAAP measure provides investors a better understanding of the current financial performance of our business excluding the FX impact in each line of our P&L. Specifically, the Company believes these non-GAAP measures provide useful information to both management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month period ended March 31, 2016:

	Three-months Periods Ended March 31, (*)
	As reported			FX Neutral Measures
(In millions, except percentages)	2016	2015	Percentage Change	2016	2015	Percentage Change
Net revenues	$157.6	$148.1	6.4%	$259.2	$148.1	75.0%
Cost of net revenues	(55.4)	(44.7)	24.0%	(84.4)	(44.7)	88.8%
Gross profit	102.2	103.4	-1.2%	174.8	103.4	69.0%

Operating expenses:	(71.7)	(61.6)	16.4%	(111.4)	(61.6)	81.0%
Impairment of Long-Lived Assets	—	(16.2)	-100.0%	—	(16.2)	-100.0%
Total operating expenses	(71.7)	(77.8)	-7.9%	(111.4)	(77.8)	43.2%
Income from operations	30.5	25.6	19.1%	63.3	25.6	147.5%

(*) The table above may not total due to rounding.

Moreover, the Company believes that adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share provide useful information to both management and investors by excluding the foreign exchange loss attributable to the devaluation in Venezuela and the impairment of long-lived assets, because it may not be indicative of the ordinary course of our business. In addition, adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share are reported to investors to provide consistency in the Company’s financial reporting and because these financial measures provide useful information to management and investors about what the adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share, would have been, had the foreign exchange loss in Venezuela and the impairment of long-lived assets not occurred. A limitation of the utility of adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share, as measures of financial performance, is that these measures do not represent the total foreign exchange effect in the Income Statement for the three-month periods ended March 31, 2016 and 2015:

	Three-months periods ended (**)
	March 31, 2016	March 31, 2015
Net income before income / asset tax expense	$37.2	$16.4
Devaluation loss in Venezuela	—	20.4
Impairment of long-lived assets in Venezuela	—	16.2
Adjusted Net income before income / asset tax expense	$37.2	$53.0
Income and asset tax expense	$(7.0)	$(14.7)
Income tax effect on devaluation loss in Venezuela	—	(3.8)	(1)
Adjusted Income and asset tax	$(7.0)	$(18.5)
Net Income	$30.2	$1.7
Devaluation loss in Venezuela	—	20.4
Impairment of long-lived assets in Venezuela	—	16.2
Income tax effect on devaluation loss in Venezuela	—	(3.8)	(1)
Adjusted Net Income	$30.2	$34.6
Weighted average of outstanding common shares	44,156,961	44,154,796
Adjusted Earnings per share	$0.68	$0.78
Adjusted Blended Tax Rate (2)	18.7%	34.8%

(**)  Stated in millions of U.S. dollars, except for share data. The table above may not total due to rounding.

(1)	Income tax charge related to the Venezuela devaluation under local tax norms.
(2)	Adjusted Income and asset tax over Adjusted Net income before income / asset tax expense.

CONTACT: MercadoLibre, Inc.
Investor Relations
investor@mercadolibre.com
http://investor.mercadolibre.com